SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

___________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 29, 2005

Games, Inc.

(Exact name of Registrant as specified in its Charter)

Delaware	000-33345	75-2926440
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification Number)

425 Walnut Street, Suite 2300, Cincinnati, Ohio  45202

(Address of principal executive offices)   (Zip Code)

Registrant’s telephone number, including area code:  (513) 721-3900

N/A

(Former name or former address, if changed since last report)

Item 1.01  Entry into a Material Definitive Agreement

On December 29, 2005, Games, Inc. announced that its Board of Directors had declared that date as the record date for an in-kind dividend of one share of Lottery Corporation common stock for each four outstanding shares of Games, Inc. common stock, for the purpose of effecting the previously-announced spin-off of Lottery Corporation by Games, Inc.  The distribution date will be January 15, 2006.  In connection with this transaction, Games, Inc. and Lottery Corporation entered into three agreements, each dated December 29, 2005, which will govern the terms of the spin-off and the transitional relationship of the two companies.  Those agreements are a Separation and Distribution Agreement, a Transition and Services Agreement, and a Tax Allocation Agreement, each of which is filed as an exhibit with this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits

1.  Financial statements:  None

2.  Pro forma financial information:  None

3.  Exhibits:

99.1

Press release dated December 29, 2005

99.2

Letter to Games, Inc. shareholders

99.3

Separation and Distribution Agreement dated December 29, 2005 between Games, Inc. and Lottery Corporation

99.4

Tax Allocation Agreement dated December 29, 2005

99.5

Transition Services Agreement dated December 29, 2005 between Games, Inc. and Lottery Corporation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

GAMES, INC.

/s/ Roger W. Ach, II

Roger W. Ach, II

President and Chief Executive Officer

Date: December 29, 2005